Media Contact:
Dana Stelsel
Director, Communications
(765) 771-5766
dana.stelsel@onewabash.com

Investor Relations:
Jacob Page
Senior Analyst, Corporate Development & IR
(765) 414-2835
jacob.page@onewabash.com

Wabash Announces Third Quarter 2025 Results

▪Quarterly revenue of $382 million - Softer than expected demand, particularly in our Truck Body business, led to revenue coming in below our guidance range. Parts & Services generated positive revenue growth sequentially and year-over-year.
▪GAAP operating income of $58 million or Non-GAAP adjusted operating loss of $24 million; Excludes impact of $81 million gain related to the settlement of the Missouri legal verdict.
▪Quarterly GAAP EPS of $0.97 or Non-GAAP adjusted EPS of $(0.51). Missing Expectations due to revenue miss and operational inefficiencies associated with lower than expected volumes.
▪Total backlog of $829 million ending Q3; Market environment continues to be challenging as economic concerns and uncertainty remain.
▪2025 revenue outlook reduced to $1.5B, Non-GAAP adjusted EPS outlook reduced to $(2.00), excluding impact in connection with the settlement of the Missouri legal verdict.

LAFAYETTE, Ind. – October 30, 2025 – Wabash (NYSE: WNC), a leader in end-to-end supply chain solutions for the transportation, logistics and infrastructure markets, today reported results for the quarter ended September 30, 2025.
The Company's net sales for the third quarter of 2025 were $381.6 million, reflecting a (17.8)% decrease compared to the same quarter of the previous year. The Company generated consolidated gross profit of $16 million, equivalent to 4.1% of sales. GAAP operating income amounted to $58 million as the company recognized a $81 million gain as a result of a settlement agreement related to the legal verdict. Non-GAAP adjusted operating loss was $23.6 million for the quarter. Third quarter GAAP diluted earnings per share was $0.97 or $(0.51) on a Non-GAAP adjusted basis.
As of September 30, 2025, total Company backlog stood at approximately $829 million, as customers continue to take a wait-and-see approach to capital spending.
For the full-year ending December 31, 2025, the Company reduced its revenue outlook to $1.5 billion and reduced its Non-GAAP adjusted EPS guidance to a range of $(1.95) to $(2.05).

“Our Truck Body business continued to face challenging market conditions through the third quarter, reflected in softness across medium-duty chassis production. Demand eased across most end markets as freight activity, construction, and industrial sectors slowed further,” explained Yeagy. “Based on early customer discussions and the latest forecasts, we remain cautiously optimistic that 2026 could mark the beginning of a gradual recovery, supported by pent-up replacement needs and improving freight conditions. As we close out the third quarter, we’ve stayed true to our values while making the prudent—but sometimes difficult—decisions needed to manage our cost base in this environment. Our balance sheet is working, and our liquidity provides the flexibility to navigate near-term headwinds while investing in long-term growth.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the third quarter of 2025 and 2024. A complete disclosure of the results by individual segment is included in the tables following this release.

	Wabash National Corporation
Three Months Ended September 30,	2025	2024
New Units Shipped
Trailers[1]	6,940	7,585
Truck bodies	3,065	3,630

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2025	2024	2025	2024
	(Unaudited, dollars in thousands)
Net sales	$334,474	$415,506	$60,964	$52,324
Gross profit	$5,077	$44,938	$10,631	$11,071
Gross profit margin	1.5%	10.8%	17.4%	21.2%
(Loss) income from operations	$(13,116)	$29,162	$6,621	$8,316
(Loss) income from operations margin	(3.9)%	7.0%	10.9%	15.9%
1 Trailer shipments for Q3 2025 and 2024 do not include TaaS units transferred of 434 and 52 units, respectively.
During the third quarter, Transportation Solutions generated net sales of $334.5 million, a decrease of 19.5% compared to the same quarter of the previous year. Operating loss for the quarter amounted to $13.1 million, representing 3.9% of sales.
Parts & Services' net sales for the third quarter were $61.0 million, an increase of 16.5% compared to the prior year quarter. Operating income for the quarter amounted to $6.6 million, or 10.9% of sales.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures including adjusted operating (loss) income, adjusted EBITDA, adjusted net (loss) income, adjusted diluted (loss) earnings per share, free cash flow, adjusted segment EBITDA, and adjusted segment EBITDA margin. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income (loss), and reconciliations to GAAP financial statements should be carefully evaluated.
Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating (loss) income to operating income (loss), the most comparable GAAP financial measure, is included in the tables following this release.

Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income (loss) and net income (loss), is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income (loss) and diluted net income (loss) per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share to net income (loss) attributable to common stockholders and diluted earnings (loss) per share, the most comparable GAAP financial measures, are included in the tables following this release.
Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of free cash flow to cash provided by operating activities, the most comparable GAAP financial measure, is included in the tables following this release.
Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income (loss) under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA Margin is calculated by dividing Adjusted segment EBITDA by segment total net sales. A reconciliation of adjusted segment EBITDA to (loss) income from operations, the most comparable GAAP financial measure, is included in the tables following this release.
Information reconciling any forward-looking adjusted operating (loss) income, adjusted EBITDA, adjusted net (loss) income, adjusted diluted (loss) earnings per share, free cash flow, adjusted segment EBITDA and adjusted segment EBITDA margin to GAAP financial measures is unavailable to us without unreasonable effort. We cannot provide reconciliations of the above noted forward looking non-GAAP measures to GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income and statement of cash flows, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort.
Third Quarter 2025 Conference Call
Wabash will discuss its results during its quarterly investor conference call on Thursday, October 30, 2025, beginning at 12:00 p.m. EDT. The call and an accompanying slide presentation will be accessible on the "Investors" section of the Company’s website at www.onewabash.com. The conference call will also be accessible by dialing (800) 715-9871, conference ID 9986205. A replay of the call will be available on the site shortly after the conclusion of the presentation.

About

Wabash (NYSE: WNC) is the visionary leader of connected solutions for the transportation, logistics and distribution industries that is Changing How the World Reaches You®. Headquartered in Lafayette, Indiana, the company enables customers to thrive by providing insight into tomorrow and delivering pragmatic solutions today to move everything from first to final mile. Wabash designs, manufactures, and services a diverse range of products, including: dry freight and refrigerated trailers, flatbed trailers, tank trailers, dry and refrigerated truck bodies, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade processing equipment. Learn more at www.onewabash.com.

Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the risks related to highly cyclical nature of our business, uncertain economic conditions including the possibility that customer demand may not meet our expectations, our backlog may not reflect future sales of our products, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes, costs of indebtedness, and our ability to execute on our long-term strategic plan. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$91,675	$115,484
Accounts receivable, net	147,180	143,946
Inventories, net	219,505	258,825
Prepaid expenses and other	145,104	76,233
Total current assets	603,464	594,488
Property, plant, and equipment, net	321,619	339,247
Goodwill	196,645	188,441
Deferred income taxes	4,730	94,873
Intangible assets, net	66,077	74,445
Investment in unconsolidated entities	7,250	7,250
Other assets	150,029	112,785
Total assets	$1,349,814	$1,411,529
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$—	$—
Accounts payable	182,815	146,738
Other accrued liabilities	264,409	161,671
Total current liabilities	447,224	308,409
Long-term debt	422,672	397,142
Other non-current liabilities	59,894	516,152
Total liabilities	929,790	1,221,703
Commitments and contingencies
Noncontrolling interest	1,299	996
Wabash National Corporation stockholders’ equity:
Common stock 200,000,000 shares authorized, $0.01 par value, 40,516,637 and 42,882,308 shares outstanding, respectively	787	781
Additional paid-in capital	698,116	689,216
Retained earnings	356,964	105,633
Accumulated other comprehensive loss	(465)	(3,229)
Treasury stock at cost, 38,178,768 and 35,253,489 common shares, respectively	(636,677)	(603,571)
Total Wabash National Corporation stockholders' equity	418,725	188,830
Total liabilities, noncontrolling interest, and equity	$1,349,814	$1,411,529

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$381,595	$464,040	$1,221,301	$1,529,926
Cost of sales	365,887	408,031	1,145,190	1,307,813
Gross profit	15,708	56,009	76,111	222,113
General and administrative expenses	(50,520)	479,051	(318,196)	549,693
Selling expenses	5,590	7,125	18,308	22,103
Amortization of intangible assets	2,789	2,912	8,367	9,061
Impairment and other, net	203	(51)	186	946
Income (loss) from operations	57,646	(433,028)	367,446	(359,690)
Other income (expense):
Interest expense	(5,373)	(4,958)	(15,707)	(14,894)
Other, net	1,240	1,384	2,821	4,565
Other expense, net	(4,133)	(3,574)	(12,886)	(10,329)
Loss from unconsolidated entity	(1,845)	(1,677)	(5,890)	(4,578)
Income (loss) before income tax expense	51,668	(438,279)	348,670	(374,597)
Income tax expense (benefit)	11,629	(108,406)	87,038	(92,215)
Net income (loss)	40,039	(329,873)	261,632	(282,382)
Net income attributable to noncontrolling interest	62	293	303	659
Net income (loss) attributable to common stockholders	$39,977	$(330,166)	$261,329	$(283,041)

Net income (loss) attributable to common stockholders per share:
Basic	$0.98	$(7.53)	$6.25	$(6.33)
Diluted	$0.97	$(7.53)	$6.22	$(6.33)
Weighted average common shares outstanding (in thousands):
Basic	40,928	43,832	41,795	44,700
Diluted	41,170	43,832	42,014	44,700
Dividends declared per share	$0.08	$0.08	$0.24	$0.24

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income (loss)	$261,632	$(282,382)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation	35,345	31,333
Amortization of intangibles	8,367	9,061
Net loss (gain) on sale of property, plant and equipment	100	(32)
Deferred income taxes	90,142	(115,065)
Stock-based compensation	8,895	9,915
Non-cash interest expense	749	719
Equity in loss from unconsolidated entity	5,890	4,578
Impairment	—	994
Accounts receivable	(3,234)	(55,667)
Inventories	39,320	7,036
Prepaid expenses and other	(54,185)	(2,652)
Accounts payable and accrued liabilities	128,216	(23,990)
Other, net	(452,137)	452,540
Net cash provided by operating activities	69,100	36,388
Cash flows from investing activities
Cash payments for capital expenditures	(20,207)	(50,843)
Expenditures for revenue generating assets	(40,189)	(1,435)
Proceeds from the sale of assets	138	2,844
Acquisition, net of cash acquired	(1,666)	—
Notes receivable issued to unconsolidated entity	(12,350)	(10,200)
Net cash used in investing activities	(74,274)	(59,634)
Cash flows from financing activities
Proceeds from exercise of stock options	11	7
Dividends paid	(10,539)	(11,309)
Borrowings under revolving credit facilities	41,751	688
Payments under revolving credit facilities	(16,751)	(688)
Debt issuance costs paid	(1)	(5)
Stock repurchases	(33,106)	(62,273)
Distribution to noncontrolling interest	—	(603)
Net cash used in financing activities	(18,635)	(74,183)
Cash and cash equivalents:
Net decrease in cash and cash equivalents	(23,809)	(97,429)
Cash and cash equivalents at beginning of period	115,484	179,271
Cash and cash equivalents at end of period	$91,675	$81,842
Supplemental disclosures of cash flow information:
Cash paid for interest	$10,453	$9,593
Net cash (refunds) payments for income taxes	$(307)	$35,461
Period end balance of payables for property, plant, and equipment	$2,916	$16,072

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Three Months Ended September 30,	2025	2024
Units Shipped
New trailers[1]	6,940	7,585
New truck bodies	3,065	3,630
Used trailers	20	10

Three Months Ended September 30,	Transportation Solutions	Parts & Services	Corporate and Eliminations	Consolidated
2025
New trailers	$259,038	$—	$(13,473)	$245,565
Used trailers	—	929	—	929
Components, parts and service	—	32,584	—	32,584
Equipment and other	75,436	27,451	(370)	102,517
Total net external sales	$334,474	$60,964	$(13,843)	$381,595
Gross profit	$5,077	$10,631	$—	$15,708
(Loss) income from operations	$(13,116)	$6,621	$64,141	$57,646
Adjusted (loss) income from operations[2]	$(13,116)	$6,621	$(17,066)	$(23,561)

2024
New trailers	$308,577	$—	$(1,661)	$306,916
Used trailers	71	396	(71)	396
Components, parts and service	—	31,539	—	31,539
Equipment and other	106,858	20,389	(2,058)	125,189
Total net external sales	$415,506	$52,324	$(3,790)	$464,040
Gross profit	$44,938	$11,071	$—	$56,009
Income (loss) from operations	$29,162	$8,316	$(470,506)	$(433,028)
Adjusted income (loss) from operations[2]	$29,162	$8,316	$(20,506)	$16,972

1 Trailer shipments for Q3 2025 and 2024 do not include TaaS units transferred of 434 and 52 units, respectively.

2 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

	Wabash National Corporation
Nine Months Ended September 30,	2025	2024
Units Shipped
New trailers[1]	21,869	25,330
New truck bodies	9,257	11,245
Used trailers	85	45

Nine Months Ended September 30,	Transportation Solutions	Parts & Service	Corporate and Eliminations	Consolidated
2025
New trailers	$823,014	$—	$(31,914)	$791,100
Used trailers	—	3,549	—	3,549
Components, parts and service	—	96,841	—	96,841
Equipment and other	258,477	72,273	(939)	329,811
Total net external sales	$1,081,491	$172,663	$(32,853)	$1,221,301
Gross profit	$42,091	$34,020	$—	$76,111
(Loss) income from operations	$(10,396)	$22,591	$355,251	$367,446
Adjusted (loss) income from operations[2]	$(10,396)	$22,591	$(63,343)	$(51,148)

2024
New trailers	$1,057,880	$—	$(3,162)	$1,054,718
Used trailers	71	2,884	(71)	2,884
Components, parts and service	—	101,622	—	101,622
Equipment and other	326,688	51,953	(7,939)	370,702
Total net external sales	$1,384,639	$156,459	$(11,172)	$1,529,926
Gross profit	$182,738	$39,375	$—	$222,113
Income (loss) from operations	$130,335	$30,923	$(520,948)	$(359,690)
Adjusted income (loss) from operations[2]	$130,335	$30,923	$(70,948)	$90,310

1 YTD Trailer shipments for 2025 and 2024 do not include TaaS units transferred of 1,025 and 63 units, respectively.

2 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
SEGMENT AND COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

Adjusted Operating (Loss) Income[1]	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Transportation Solutions
(Loss) Income from operations	$(13,116)	$29,162	$(10,396)	$130,335
Adjustments:
N/A	—	—	—	—
Adjusted operating (loss) income	(13,116)	29,162	(10,396)	130,335

Parts & Services
Income from operations	6,621	8,316	22,591	30,923
Adjustments:
N/A	—	—	—	—
Adjusted operating income	6,621	8,316	22,591	30,923

Corporate
Income (loss) from operations	64,141	(470,506)	355,251	(520,948)
Adjustments:
Missouri legal matter	(81,207)	450,000	(418,594)	450,000
Adjusted operating loss	(17,066)	(20,506)	(63,343)	(70,948)

Consolidated
Income (loss) from operations	57,646	(433,028)	367,446	(359,690)
Adjustments:
Missouri legal matter	(81,207)	450,000	(418,594)	450,000
Adjusted operating (loss) income	$(23,561)	$16,972	$(51,148)	$90,310

1 Adjusted operating (loss) income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating (loss) income excluding these special items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating (loss) income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods.

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Adjusted EBITDA[1]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss)	$40,039	$(329,873)	$261,632	$(282,382)
Income tax expense (benefit)	11,629	(108,406)	87,038	(92,215)
Interest expense	5,373	4,958	15,707	14,894
Depreciation and amortization	14,610	13,930	43,712	40,394
Stock-based compensation	3,272	3,297	8,895	9,915
Missouri legal matter	(81,207)	450,000	(418,594)	450,000
Impairment and other, net	203	(51)	186	946
Other, net	(1,240)	(1,384)	(2,821)	(4,565)
Loss from unconsolidated entity	1,845	1,677	5,890	4,578
Adjusted EBITDA	$(5,476)	$34,148	$1,645	$141,565

Adjusted Net (Loss) Income Attributable to Common Stockholders[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to common stockholders	$39,977	$(330,166)	$261,329	$(283,041)
Adjustments:
Missouri legal matter	(81,207)	450,000	(418,594)	450,000
Tax effect of aforementioned items	20,015	(111,213)	105,105	(111,213)
Adjusted net (loss) income attributable to common stockholders	$(21,215)	$8,621	$(52,160)	$55,746

Adjusted Diluted (Loss) Earnings[2]:	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Diluted earnings (loss) per share	$0.97	$(7.53)	$6.22	$(6.33)
Adjustments:
Missouri legal matter	(1.97)	10.26	(9.96)	10.06
Tax effect of aforementioned items	0.49	(2.54)	2.50	(2.50)
Adjusted diluted (loss) earnings per share	$(0.51)	$0.19	$(1.24)	$1.23

Weighted average diluted shares outstanding (in thousands)[3]	41,170	44,287	42,014	45,242

1 Adjusted EBITDA includes noncontrolling interest & excludes loss from unconsolidated entity and is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, the Missouri legal matter, impairment and other, net, and other non-operating income and expense. Management believes providing adjusted EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of adjusted EBITDA, when combined with the GAAP presentations of operating income (loss) and net income (loss), is beneficial to an investor’s understanding of the Company’s operating performance.
2 Adjusted net (loss) income attributable to common stockholders and adjusted diluted (loss) earnings per share reflect an adjustment for the Missouri legal matter and the related tax effect of that adjustment.
3 Weighted average diluted shares outstanding for 2024 differ from the GAAP presentation on the Company's Condensed Consolidated Statement of Operations due to the Company being in a loss position on an unadjusted basis.

WABASH NATIONAL CORPORATION
RECONCILIATION OF FREE CASH FLOW1
(Unaudited - dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net cash provided by operating activities	$85,206	$42,776	$69,100	$36,388
Cash payments for capital expenditures	(5,282)	(14,555)	(20,207)	(50,843)
Expenditures for revenue generating assets	(19,304)	(1,435)	(40,189)	(1,435)
Free Cash Flow[1]	$60,620	$26,786	$8,704	$(15,890)

1 Free cash flow is defined as net cash provided by operating activities minus cash payments for capital expenditures minus expenditures for revenue generating assets. Management believes providing free cash flow is useful for investors to understand the Company’s performance and results of cash generation period to period with the exclusion of the item identified above. Management believes the presentation of free cash flow, when combined with the GAAP presentations of cash provided by operating activities, is beneficial to an investor’s understanding of the Company’s operating performance.

WABASH NATIONAL CORPORATION
RECONCILIATION OF ADJUSTED SEGMENT EBITDA1
AND ADJUSTED SEGMENT EBITDA MARGIN1
(Unaudited - dollars in thousands)

	Transportation Solutions		Parts & Services
Three Months Ended September 30,	2025	2024	2025	2024
(Loss) income from operations	$(13,116)	$29,162	$6,621	$8,316
Depreciation and amortization	12,299	12,285	1,132	551
Impairment and other, net	219	(51)	(15)	—
Adjusted segment EBITDA[1]	$(598)	$41,396	$7,738	$8,867

Adjusted segment EBITDA margin[1]	(0.2)%	10.0%	12.7%	16.9%

	Transportation Solutions		Parts & Services
Nine Months Ended September 30,	2025	2024	2025	2024
(Loss) income from operations	$(10,396)	$130,335	$22,591	$30,923
Depreciation and amortization	36,689	35,696	3,561	1,626
Impairment and other, net	212	(41)	(26)	(13)
Adjusted segment EBITDA[1]	$26,505	$165,990	$26,126	$32,536

Adjusted segment EBITDA margin[1]	2.5%	12.0%	15.1%	20.8%

1 Adjusted segment EBITDA, a non-GAAP financial measure, includes noncontrolling interest & excludes loss from unconsolidated entity and is calculated by adding back segment depreciation and amortization expense to segment operating (loss) income, and excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating (loss) income under GAAP, but that management would not consider important in evaluating the quality of the Company’s segment operating results as they are not indicative of each segment's core operating results or may obscure trends useful in evaluating the segment's continuing activities. Adjusted segment EBITDA margin is calculated by dividing Adjusted segment EBITDA by segment total net sales.